Exhibit 99.2

Oyster Enterprises II Acquisition Corp Completes Upsized $253,000,000 Initial Public Offering

Miami, Florida, May 23, 2025 (GLOBE NEWSWIRE) -- Oyster Enterprises II Acquisition Corp (the “Company”) (Nasdaq: OYSEU) announced today the closing of its upsized initial public offering of 25,300,000 units, which includes 3,300,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $253,000,000.

The Company’s units began trading on May 22, 2025 on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “OYSEU.” Each unit consists of one Class A ordinary share of the Company and one right (the “Share Right”) to receive one tenth (1/10) of one Class A ordinary share of the Company upon the consummation of an initial business combination. Once the securities constituting the units begin separate trading, the Class A ordinary shares and Share Rights are expected to be listed on Nasdaq under the symbols “OYSE” and “OYSER,” respectively.

Of the proceeds received from the consummation of the initial public offering (including the full exercise of the over-allotment option by the underwriters) and a simultaneous private placement of units, $253,000,000 (or $10.00 per unit sold in the offering) was placed in a trust account of the Company.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, but is focused on industries that align with the background of the Company’s management team and advisor, including technology, media, entertainment, sports, consumer products, financial services, real estate and hospitality. The Company will also focus on AI companies positioned to complement or disrupt those industries, as well as companies within the digital assets and blockchain ecosystem.

The Company’s management team is led by Mario Zarazua, its Chief Executive Officer and Vice Chairman, and Heath Freeman, its Chairman. In addition, the Board includes Divya Narendra, Lief Haniford and Jordan Fliegel. Randall D. Smith is an Advisor to the Company, and Mike Rollins is the Chief Financial Officer.

BTIG, LLC acted as sole book-running manager for the offering.

Registration statements relating to the securities were declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds of the initial public offering and the simultaneous private placement, and the search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Oyster Enterprises II Acquisition Corp
801 Brickell Avenue, 8th Floor
Miami, Florida, 33131
Attn: Mario Zarazua, CEO and Vice Chairman
mario@oysteracquisition.com
(786) 744-7720
www.oysteracquisition.com